UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2007
Date of Report (Date of Earliest Event Reported)
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Neurologix, Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or other Jurisdiction of Incorporation or Organization)	000-13347 (Commission File Number)	06-1582875 (I.R.S. Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

(Former Name or Former Address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 17, 2007, Neurologix, Inc. (the “Company”) approved a prearranged stock sales plan (the “Sales Plan”) entered into by ATEC Trust, as seller, and Axiom Capital Management Inc., as broker. The Sales Plan is intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and provides for the sale of up to 10,000 shares of the Company’s common stock every calendar month provided that the per share sale price is at or above $1.05. The Sales Plan will terminate, among other reasons, when sales under the Sales Plan result in net proceeds of $340,000, but, in no event, later than September 30, 2009. The Sales Plan is in compliance with the Company’s insider trading policies.

The foregoing description of the Sales Plan is not complete and is qualified in its entirety by reference to the Sales Plan, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 Rule 10b5-1 Sales Plan executed by ATEC Trust, as seller, and Axiom Capital Management Inc., as broker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: September 21, 2007	By:	/s/ Marc L. Panoff

	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and Treasurer